Exhibit 99.1
SIBONEY CORPORATION ANNOUNCES PROPOSED
SALE OF SIBONEY LEARNING GROUP BUSINESS

St. Louis, MO - (Business Wire) – February 3, 2009 – Siboney Corporation (OTC BB: SBON)  today announced that it has signed a letter of intent to sell its educational software business, Siboney Learning Group, to an affiliate of EdOptions, a privately-held educational software company based in Virginia.  Subject to the negotiation and execution of a mutually acceptable definitive agreement and to finalization of arrangements with Siboney’s bank, the parties expect to complete the transaction in the next few weeks.  Siboney anticipates that substantially all the proceeds of the sale will be used to satisfy Siboney’s obligations under its bank loans and pay transaction-related costs, and that the buyer will assume Siboney Learning Group’s trade accounts payable.

Contact:
Siboney Corporation, St. Louis
Bill Edwards, 314-822-5615

Any forward-looking statement is necessarily subject to significant uncertainties and risks.  The words “believes,” “anticipates,” “intends,” “expects” and similar expressions are intended to identify forward-looking statements.  Actual results could be materially different as a result of various uncertainties.  Factors that could cause actual results to differ materially from the forward-looking statements include those factors referenced in Item 1A. “Risk Factors” in Siboney Corporation’s annual report on Form 10-K for the year ended December 31, 2007 and as may be described from time to time in the Company’s subsequent SEC filings, which factors are incorporated herein by reference. In addition, completion of the sale of Siboney Learning Group’s business is subject to various uncertainties, including that the parties may be unable to negotiate mutually acceptable definitive agreements and finalize necessary arrangements with Siboney Corporation’s bank. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.